                                                      Registration No. 333-_____


  As filed with the Securities and Exchange Commission on September 30, 1997

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       --------------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                       --------------------------------


                        SYSTEM SOFTWARE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                         36-3144515
     (State or other Jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                  Identification Number)


  500 West Madison Street, Suite 3200                     (312) 641-2900
        Chicago, Illinois  60661                   (Telephone number, including
    (Address, Including Zip Code, of                 area code, of registrant's
registrant's principal executive offices)           principal executive offices)

                       SYSTEM SOFTWARE ASSOCIATES, INC.
                    QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                      AND
                       SYSTEM SOFTWARE ASSOCIATES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                             Mr. Joseph J. Skadra
                            Chief Financial Officer
                       System Software Associates, Inc.
                     500 West Madison Street - Suite 3200
                           Chicago, Illinois  60661
                                (312) 641-2900

           (Name, address, including zip code and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of each               Amount to be        Proposed maximum           Proposed maximum        Amount of registration
class of securities         registered(2)      offering price per         aggregate offering               fee(3)
to be registered(1)                                 share(3)                   price(3)

-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       2,000,000             $15.625                   $31,250,000                 $9,470
 $.0033 per share
---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plans.

(3) Pursuant to Rule 457(h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ National Market on September 23, 1997.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


     Item 3.  Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by System Software Associates, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

     i. the Company's Annual Report on Form 10-K for the year ended October 31, 1996, as amended;

     ii. the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1997, April 30, 1997 and July 31, 1997;

     iii. the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 28, 1997;

     iv. the Company's Current Reports on Form 8-K filed November 8, 1996, November 15, 1996, November 19, 1996, December 11, 1996, January 10, 1997, April 30, 1997, July 15, 1997, August 14, 1997 and August 21,
          1997;

     v. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective February 12, 1987; and

     vi. the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed May 18, 1988.

All documents filed by the Company or the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     The By-laws of the registrant provide that the registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law.
Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless a court determines otherwise.

     The Certificate of Incorporation of the registrant, as amended to date, provides that the personal liability of the directors of the registrant shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under
Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

     Item 7.  Exemption From Registration Claimed.

     Not applicable.

     Item 8.  Exhibits.

     See Exhibit Index which is incorporated herein by reference.

     Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act and each filing of the plans' annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 29th day of September, 1997.

                                    System Software Associates, Inc.


                                    By: /s/ Joseph J. Skadra
                                       ----------------------------------
                                       Joseph J. Skadra, Vice President
                                       and Chief Financial Officer

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Skadra and William N. Weaver, Jr., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and officer of System Software Associates) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the 29th day of September, 1997.


/s/ Roger E. Covey                         /s/ John W. Puth
-------------------------                  ----------------------------
Roger E. Covey                             John W. Puth


/s/ Joseph J. Skadra                       /s/ William N. Weaver, Jr.
-------------------------                  ----------------------------
Joseph J. Skadra                           William N. Weaver, Jr.


/s/ Andrew J. Filipowski
-------------------------
Andrew J. Filipowski

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 29th day of September, 1997.


Signature                            Title
---------                            -----

/s/ Roger E. Covey
------------------------
Roger E. Covey                       Chief Executive Officer and Chairman of the
                                     Board of Directors (Principal Executive
                                     Officer)

/s/ Joseph J. Skadra
------------------------
Joseph J. Skadra                     Chief Financial Officer, Vice President -
                                     Finance (Principal Financial and
                                     Accounting Officer)


/s/ Andrew J. Filipowski
------------------------
Andrew J. Filipowski                 Director


/s/ John W. Puth
------------------------
John W. Puth                         Director


/s/ William N. Weaver, Jr.
------------------------
William N. Weaver, Jr.               Director

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the System Software Associates, Inc. Qualified Employee Stock Purchase Plan and the System Software Associates, Inc. Employee Stock Purchase Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 29th day of September, 1997.

                                    System Software Associates, Inc.

                                    By: /s/ Joseph J. Skadra
                                       ---------------------------------
                                          Joseph J. Skadra
                                          Chief Financial Officer and
                                          Vice President - Finance

                                    Its:  Plan Administrator

                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibit
-------                          ----------------------
  4.1      Certificate of Incorporation of System Software
           Associates, as amended to date*

  4.2      By-Laws of System Software Associates, as amended to date**

  4.3      Rights Agreement dated as of May 3, 1988***

  4.4      System Software Associates, Inc. Qualified Employee Stock
           Purchase Plan

  4.5      System Software Associates, Inc. Employee Stock Purchase
           Plan

  5        Opinion of Sachnoff & Weaver, Ltd.

 23.1      Consent of Price Waterhouse LLP

 23.2      Consent of KPMG Peat Marwick LLP

 24        Powers of Attorney (contained on the signature page hereto)

____________________


* Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1987 (File No. 0-15322).

** Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989 (File No. 0-15322).

*** Incorporated by reference from the Company's Form 8-K Current Report filed May 18, 1988 (File No. 0-15322).